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FOR IMMEDIATE RELEASE

Media Contact:
Jason Yaley
+1.571.255.9122
Jason.Yaley@parsons.com

Investor Relations Contact:
Dave Spille
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Dave.Spille@parsons.com

Parsons to Acquire BlackHorse Solutions, Inc.

Acquisition enhances cyber, electronic warfare, and information dominance capabilities

CENTREVILLE, VA (June 10, 2021) – Parsons Corporation (NYSE:PSN) announced today that it has entered into a definitive agreement to acquire BlackHorse Solutions, Inc. in an accretive deal valued at $203 million. Founded in 2018, BlackHorse expands Parsons’ customer base and brings differentiated best-in-class capabilities in cyber, digital operations, artificial intelligence/machine learning, and full-spectrum operations.

Parsons’ acquisition of BlackHorse expands the company’s proven solutions and products that address next-generation military, intelligence, and space operations. The transaction is consistent with Parsons’ strategy of completing accretive acquisitions of companies with revenue growth and adjusted EBITDA margins exceeding 10%, respectively, while adding critical intellectual property that strengthens the company’s existing portfolio. BlackHorse will be integrated into Parsons’ federal solutions business segment, adding nearly two hundred employees, the predominance of which hold high-level security clearances.

“Adding BlackHorse increases our scale in the areas of cyber, electronic warfare, and information dominance, enhancing Parsons’ position to pursue and win upcoming large joint all-domain contract opportunities, which is a key component of our national defense strategy,” said Chuck Harrington, Parsons’ chairman and chief executive officer. “We have partnered closely with BlackHorse in the past, so we know our cultures are well aligned and are

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excited to welcome their talented team of employees to the Parsons’ family and leverage their exceptional reputation in the market.”

Headquartered in Herndon, Va., BlackHorse’s technology is shaping the future of information dominance and converged military operations by unifying cyber, electromagnetic warfare, and information operations for Department of Defense and Intelligence Community customers. The company also provides autonomous and distributed detection, identification, exploitation, and the defeat of today's most complex communications.

“We are thrilled to join the Parsons family,” said Mike Kushin, BlackHorse president and chief executive officer. “We share a common passion for supporting our nation’s most pressing security challenges, and joining forces continues that tradition while accelerating our growth and expanding our customer base.  I’m excited for what the future holds.”

The transaction is valued at $203 million, or approximately 11.5x BlackHorse’s estimated 2022 adjusted EBITDA. For 2022, BlackHorse is expected to generate revenue of approximately $100 million. The company expects the transaction to be accretive to Parsons’ fiscal year 2021 and 2022 revenue growth rate, adjusted EBITDA margin, and adjusted diluted earnings per share. The transaction is expected to close in July 2021, subject to customary closing conditions. Parsons was advised by Baird and Latham & Watkins LLP. BlackHorse was advised by Raymond James & Associates, Inc. and Cooley LLP.

About Parsons

Parsons (NYSE: PSN) is a leading disruptive technology provider in the global defense, intelligence, and critical infrastructure markets, with capabilities across cybersecurity, missile defense, space, connected infrastructure, and smart cities. Please visit Parsons.com and follow us on LinkedIn and Facebook to learn how we’re making an impact.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of our control.

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Accordingly, actual performance, results, and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: any issue that compromises our relationships with the U.S. federal government or its agencies or other state, local, or foreign governments or agencies; any issues that damage our professional reputation; changes in governmental priorities that shift expenditures away from agencies or programs that we support; our dependence on long-term government contracts, which are subject to the government’s budgetary approval process; the size of our addressable markets and the amount of government spending on private contractors; failure by us or our employees to obtain and maintain necessary security clearances or certifications; failure to comply with numerous laws and regulations; changes in government procurement, contract or other practices or the adoption by governments of new laws, rules, regulations, and programs in a manner adverse to us; the termination or nonrenewal of our government contracts, particularly our contracts with the U.S. federal government; our ability to compete effectively in the competitive bidding process and delays, contract terminations, or cancellations caused by competitors’ protests of major contract awards received by us; our ability to generate revenue under certain of our contracts; any inability to attract, train, or retain employees with the requisite skills, experience, and security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; changes in estimates used in recognizing revenue; internal system or service failures and security breaches; and inherent uncertainties and potential adverse developments in legal proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, or other unfavorable outcomes. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our Registration Statement on Form S-1 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this presentation that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

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